UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 29, 2008

Alon USA Energy, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32567	74-2966572
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7616 LBJ Freeway, Suite 300, Dallas, Texas		75251
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(972) 367-3600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 29, 2008, Alon USA, LP, a subsidiary of Alon USA Energy, Inc., the registrant (the "Company"), entered into a Pipeline Lease Agreement (the "Plains Pipeline Lease Agreement") with Plains Pipeline, L.P., a Texas limited partnership. The Plains Pipeline Lease Agreement is dated as of December 12, 2007.

The Plains Pipeline Lease Agreement replaces that certain Pipeline Lease Agreement, dated January 22, 2001, between Fin-Tex Pipe Line Company and Chevron Pipe Line Company, which agreement expired in accordance with its terms. Through a series of mergers, Alon Paramount Holdings, Inc., a subsidiary of the Company, became the successor to Fin-Tex Pipe Line Company under the Pipeline Lease Agreement.

The Plains Pipeline Lease Agreement provides the Company with continued access to approximately 39 miles of pipeline used to transport refined products from the Company’s Big Spring refinery to Midland, Texas. The term of the Plains Pipeline Lease Agreement expires on December 31, 2012.

A copy of the Plains Pipeline Lease Agreement is attached as Exhibit 10.1 and is incorporated herein by reference. The description of the Plains Pipeline Lease Agreement contained herein is qualified in its entirety by reference to the full text thereof.

Item 9.01 Financial Statements and Exhibits.

10.1 Pipeline Lease Agreement, dated as of December 12, 2007, between Plains Pipeline, L.P. and Alon USA, LP.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alon USA Energy, Inc.

February 4, 2008	By:	Harlin R. Dean

Name: Harlin R. Dean
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Pipeline Lease Agreement, dated as of December 12, 2007, between Plains Pipeline, L.P. and Alon USA, LP.